Exhibit 99.8

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to the following acquisitions (collectively, the “Business Combinations”), using the assumptions and adjustments described in the accompanying notes.

The Brand House Collective, Inc.

On April 2, 2026, Bed Bath & Beyond, Inc., a Delaware corporation (‘‘BBBY’’), completed the acquisition of The Brand House Collective, Inc., a Tennessee corporation (‘‘TBHC’’), pursuant to the Agreement and Plan of Merger, dated as of November 24, 2025 (the “TBHC Merger Agreement”), by and among BBBY, Knight Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of BBBY (“Knight Merger Sub”), and TBHC. Pursuant to the TBHC Merger Agreement, upon the terms and subject to the conditions set forth therein, Knight Merger Sub merged with and into TBHC, with TBHC surviving as a wholly owned subsidiary of BBBY (the “TBHC Merger”).

At the effective time of the TBHC Merger (the “TBHC Merger Effective Time”), each share of TBHC common stock, no par value per share (“TBHC Common Stock”), issued and outstanding immediately prior to the TBHC Merger Effective Time (other than treasury shares and shares held by BBBY or Knight Merger Sub, which were cancelled) was converted into the right to receive 0.1993 shares (the “Exchange Ratio”) of BBBY common stock, par value $0.0001 per share (“BBBY Common Stock”), and, if applicable, cash in lieu of fractional shares.

At the TBHC Merger Effective Time, (i) each outstanding award of TBHC restricted share units (“TBHC RSU”) automatically and fully vested and was converted into the right to receive a number of shares of BBBY Common Stock equal to (A) the number of shares of TBHC Common Stock subject to the TBHC RSU multiplied by (B) the Exchange Ratio, plus, if applicable, cash in lieu of fractional shares, and (ii) each outstanding option to purchase TBHC Common Stock (“TBHC Option”) was cancelled and converted into the right to receive a number of shares of BBBY Common Stock equal to (A) the Net Option Share Amount (as defined in the TBHC Merger Agreement) applicable to the TBHC Option multiplied by (B) the Exchange Ratio, plus, if applicable, cash in lieu of fractional shares. As a result of the foregoing, all TBHC Options were cancelled for no consideration because their exercise prices exceeded $0.94, the closing price of TBHC Common Stock on April 1, 2026, the trading day immediately prior to the closing of the TBHC Merger.

The Container Store Holdings, LLC

On July 8, 2026, BBBY completed the acquisition of The Container Store Holdings, LLC, a Delaware limited liability company (“TCS Holdings”), pursuant to the Agreement and Plan of Merger, dated as of April 2, 2026 (the “TCS Merger Agreement”), by and among BBBY, TCS Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of BBBY, and TCS Holdings. Pursuant to the TCS Merger Agreement, upon the terms and subject to the conditions, TCS Merger Sub merged with and into TCS Holdings, with TCS Holdings surviving as a wholly owned subsidiary of BBBY (the “TCS Merger”).  The Container Store Group, Inc. (“TCS”) is a direct wholly owned subsidiary of TCS Holdings.

At the effective time of the TCS Merger, BBBY issued 13,714,287 shares of BBBY Common Stock and $112.6 million aggregate principal amount of its 5.00% Convertible Senior Notes due 2033 (“Convertible Notes”) to holders of outstanding TCS indebtedness as merger consideration. The BBBY Common Stock issued had an acquisition-date fair value of $67.7 million, based on BBBY's closing share price of $5.37 on July 8, 2026, adjusted for a discount for lack of marketability of $0.43 per share due to the unregistered status of the shares issued. The Convertible Notes had an aggregate principal amount of $112.6 million and an acquisition-date fair value of $108.4 million. The repayment of the TCS indebtedness is included in consideration transferred because the debt agreements required repayment upon the occurrence of a change in control effected by the TCS Merger, and the TCS Merger Agreement required settlement of the indebtedness as a condition to closing. Accordingly, in accordance with ASC 805, the settlement of the TCS indebtedness is accounted for as consideration transferred in the TCS Merger. All outstanding TCS Holdings equity securities were cancelled and extinguished for no purchase consideration. Immediately after the closing of the TCS Merger, BBBY repurchased 286,663 shares of BBBY Common Stock (which are held as treasury shares) and cancelled $1.3 million aggregate principal amount of Convertible Notes in connection with the repayment of certain TCS loans.

On July 8, 2026, BBBY entered into an indenture (the “Indenture”) with the subsidiary guarantors party thereto and Computershare Trust Company, National Association, as trustee, with respect to $112.6 million aggregate principal amount of BBBY's Convertible Notes. The Convertible Notes are senior unsecured obligations of BBBY, guaranteed by certain of its subsidiaries, bear interest at a rate of 5.00% per annum, payable semiannually in arrears on April 1 and October 1 of each year, beginning April 1, 2027, and mature on July 8, 2033, unless earlier converted or repurchased. BBBY has performed a preliminary accounting assessment and concluded that the embedded conversion feature within the Convertible Notes meets the definition of an embedded derivative that requires bifurcation and separate accounting as a derivative liability measured at fair value, with subsequent changes in fair value recognized in earnings (mark-to-market) at each reporting date pursuant to ASC 815. This conclusion is driven by certain settlement provisions that exist until BBBY obtains the requisite approval of BBBY stockholders under the listing rules of the New York Stock Exchange (or successor exchange) in connection with the issuance of BBBY Common Stock in the TCS Merger and upon conversion of the Convertible Notes. Upon receipt of such stockholder approval, the embedded conversion feature is expected to no longer require bifurcation.

In accordance with Regulation S-X Article 11, the unaudited pro forma condensed combined balance sheet reflects the Convertible Notes at their consideration transferred fair value as a component of long-term debt. Given the time constraints of this filing, a definitive valuation model to reliably determine the fair value of the embedded derivative liability and allocate the residual value to the debt host instrument at the acquisition date has not been completed. The final determination of the accounting for the embedded derivative will be completed in the third quarter of 2026 and may result in a change to the discount on the host debt and the recognition of a separate derivative liability.

Furthermore, the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 do not include any hypothetical fair value adjustments or mark-to-market gains or losses associated with the embedded derivative for historical periods. Calculating or ascribing historical fair value changes for periods prior to issuance would be speculative and is not factually supportable under Article 11. Beginning from the actual issuance date until the earlier of settlement or the receipt of BBBY stockholder approval, future reported operating results will reflect mark-to-market fair value adjustments for the embedded derivative, which could introduce material volatility into BBBY's future statements of operations during that period.

Effective January 28, 2025, TCS Holdings became the direct holding company of TCS in connection with TCS’ emergence from bankruptcy pursuant to its Plan of Reorganization. TCS Holdings has no material assets other than its ownership of 100% of the outstanding capital stock of TCS and conducts no independent operations and has no revenues or employees of its own.  The historical unaudited consolidated financial statements of TCS as of and for the 13 weeks ended June 27, 2026 are included in Amendment No. 1 to BBBY's Current Report on Form 8-K. The audited consolidated financial statements of TCS as of and for the fiscal year ended March 28, 2026 are included as Exhibit 99.1 to BBBY’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2026. As the financial statements of TCS Holdings are not included in such current report, their exclusion had no effect on the pro forma net loss per share for the six months ended June 30, 2026 and the year ended December 31, 2025.

Additional Information Related to the Unaudited Pro Forma Condensed Combined Financial Information

The following table presents the fiscal year-end dates of BBBY, TBHC and TCS:
Entity	Fiscal Year End
BBBY	December 31 of each year
TBHC	Saturday closest to January 31 of each year
TCS	Saturday closest to March 31 of each year

Because the fiscal year-ends of TBHC and TCS differ from BBBY's fiscal year-end by less than one fiscal quarter, the historical financial statements of TBHC and TCS have been combined without any conforming adjustments to BBBY’s fiscal periods, as permitted by Rule 11-02(c)(3) of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the TCS Merger as if it had occurred on June 30, 2026 and has been prepared by combining:

•	the unaudited consolidated balance sheet of BBBY as of June 30, 2026*; and

•	the unaudited consolidated balance sheet of TCS as of June 27, 2026**.

* The unaudited consolidated balance sheet of BBBY as of June 30, 2026 includes the historical financial position of TBHC, which was acquired on April 2, 2026 and has been consolidated in BBBY's financial statements since the acquisition date. Accordingly, the unaudited pro forma condensed combined balance sheet as of June 30, 2026 does not separately present the historical balance sheet of TBHC.

** Management utilized the unaudited consolidated balance sheet of TCS as of June 27, 2026 in preparing the unaudited pro forma condensed combined balance sheet, as it represents the closest balance sheet date to the July 8, 2026 acquisition date. For pro forma purposes, certain transaction accounting adjustments were applied to reflect transactions occurring between the June 27, 2026 and July 8, 2026 acquisition date. See Note 1, “Basis of Pro Forma Presentation,” for additional information regarding these adjustments.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 gives effect to the Business Combinations as if they had occurred on January 1, 2025 and has been prepared by combining:

•	the unaudited consolidated statement of operations of BBBY for the six months ended June 30, 2026***;

•	the unaudited consolidated statement of operations of TBHC for the 13 weeks ended April 4, 2026***; and

•	the unaudited consolidated statement of operations of TCS for the 26 weeks ended June 27, 2026****.

*** Management utilized TBHC's historical consolidated statement of operations for the 13 weeks ended April 4, 2026 in preparing the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026. The historical condensed consolidated statement of operations of BBBY for the six months ended June 30, 2026 includes the historical results of operations of TBHC from the acquisition date of April 2, 2026 through June 30, 2026. Accordingly, the unaudited pro forma condensed combined statement of operations was prepared by combining BBBY's historical results for the six months ended June 30, 2026 with TBHC's historical results of operations for the 13 weeks ended April 4, 2026 to reflect the TBHC Merger as if it had occurred on January 1, 2025, consistent with Article 11 of Regulation S-X. As a result, the results of operations for the 4-week period ended January 31, 2026 are included in both the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 and the year ended December 31, 2025. For the 4-week period ended January 31, 2026, TBHC reported revenue of $21.2 million and a net loss from continuing operations of $11.5 million. Management concluded that the results of operations for the period from the April 2, 2026 acquisition date through April 4, 2026 are not material to BBBY's historical condensed consolidated statement of operations.

**** Management utilized TCS’ historical consolidated statement of operations for the 26 weeks ended June 27, 2026, in preparing the unaudited pro forma condensed combined statement of operations. The historical consolidated statement of operations for the 26-week period ended June 27, 2026 was derived by combining the results of operations for the 13-week period ended March 28, 2026 and the 13-week period ended June 27, 2026.  As a result, the 13-week period ended March 28, 2026 is included in both TCS’ historical consolidated statement of operations for the 26 weeks ended June 27, 2026 and its historical consolidated statement of operations for the fiscal year ended March 28, 2026. Accordingly, the results of operations for this 26-week period are reflected in both the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 and the year ended December 31, 2025. For the 13 weeks ended March 28, 2026, TCS reported net sales of $160.2 million and a net loss of $81.2 million. For the 13 weeks ended June 27, 2026, TCS reported net sales of $177.5 million and a net loss of $23.5 million.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Business Combinations as if they had occurred on January 1, 2025, the beginning of the earliest period presented, and has been prepared by combining:

•	the audited consolidated statement of operations of BBBY for the year ended December 31, 2025,

•	the audited consolidated statement of operations of TBHC for the 52 weeks ended January 31, 2026, and

•	the audited consolidated statement of operations of TCS for the fiscal year ended March 28, 2026.

The unaudited pro forma condensed combined financial information and corresponding notes to the unaudited pro forma condensed combined financial information were derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•
The historical unaudited consolidated financial statements of BBBY as of and for the six months ended June  30, 2026, as included in BBBY’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026;

•
The historical audited consolidated financial statements of BBBY as of and for the fiscal year ended December 31, 2025, as included in BBBY’s Annual Report on Form 10-K filed with the SEC on February 24, 2026;

•
The historical audited consolidated financial statements of TBHC for the fiscal year ended January 31, 2026, as included in Amendment No. 1 to BBBY's Form 8-K (Form 8-K/A), filed with the SEC on May 8, 2026;

•
The historical unaudited consolidated financial statements of TCS as of and for the 13 weeks ended June 27, 2026 and June 28, 2025, as included as Exhibit 99.1 to BBBY’s Current Report on Form 8-K, filed with the SEC on August 4, 2026; and

•
The historical audited consolidated financial statements of TCS as of and for the fiscal year ended March 28, 2026, as included in Amendment No. 1 to BBBY’s Current Report on Form 8-K (Form 8-K/A), filed with the SEC on July 27, 2026.

Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands)

c	As of June 30, 2026	As of June 27, 2026			As of June 30, 2026
	Bed Bath & Beyond, Inc. (Historical)	The Container Store Group, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 6)	Unaudited Pro Forma Condensed Combined Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$99,485	$29,255	6,465	6(l)	$127,705
			(7,500)	6(a)
Restricted cash	26,891	-			26,891
Accounts receivable, net of allowance for credit losses	29,797	18,594			48,391
Inventories	52,157	144,610	263	6(g)	197,030
Prepaid expenses and other current assets	29,037	15,912	7,500	6(a)	44,949
			(7,500)	6(e)
Total current assets	237,367	208,371	(772)		444,966
Property and equipment, net	42,876	81,025	61,287	6(i)	185,188
Intangible assets, net	46,419	19,611	2,187	6(j)	68,217
Goodwill	101,946	2,451	171,525	6(d)	129,321
			(68,586)	6(e)
			6,544	6(f)
			(263)	6(g)
			(38,657)	6(h)
			(61,287)	6(i)
			(2,187)	6(j)
			(155)	6(k)
			17,990	6(m)
Equity securities, including securities measured at fair value	55,928	-			55,928
Operating lease right-of-use assets	115,796	255,325	43,669	6(h)	414,945
			155	6(k)
Other long-term assets, net including securities measured at fair value	33,819	5,623	(762)	6(f)	30,050
			499	6(l)
			(9,129)	6(l)
Total assets	$634,151	$572,406	$122,058		$1,328,615
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$140,533	$44,466			$184,999
Accrued liabilities	68,251	71,205	706	6(c)	140,162
Unearned revenue	46,818	-			46,818
Operating lease liabilities, current	33,565	59,431	1,013	6(h)	94,009
Short-term debt, net	23,000	282	(7,500)	6(e)	15,782
Total current liabilities	312,167	175,384	(5,781)		481,770
Long-term debt, net	13,455	82,551	(4,462)	6(e)	198,873
			111	6(f)
			108,470	6(e)
			(1,252)	6(l)
Long-term debt, related party	-	221,748	12,924	6(b)	-
			(240,343)	6(e)
			5,671	6(f)
Operating lease liabilities, non-current	83,068	234,551	3,999	6(h)	321,618
Other long-term liabilities, including commitments measured at fair value	10,373	16,067	17,990	6(m)	44,430
Total liabilities	419,063	730,301	(102,673)		1,046,691
Stockholders’ equity (deficit):
Preferred stock	-				-
Common stock	9	-	-	6(d)	10
			1	6(e)
Additional paid‑in capital	1,294,141	11,311	(11,311)	6(d)	1,361,889
			67,748	6(e)
Accumulated deficit	(898,606)	(179,869)	(706)	6(c)	(898,103)
			193,499	6(d)
			(12,924)	6(b)
			499	6(l)
			4	6(l)
Accumulated other comprehensive loss	(2,574)	10,663	(10,663)	6(d)	(2,574)
Treasury stock at cost	(178,206)	-	(1,416)	6(l)	(179,622)
Total stockholders’ equity (deficit) attributable to stockholders of Bed Bath & Beyond, Inc.	214,764	(157,895)	224,731		281,600
Equity attributable to noncontrolling interests	324				324
Total stockholders’ equity (deficit)	215,088	(157,895)	224,731		281,924
Total liabilities and stockholders’ equity (deficit)	$634,151	$572,406	$122,058		$1,328,615

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations
(in thousands)

	Six Months Ended June 30, 2026 Bed Bath & Beyond, Inc. (Historical)	13 Weeks Ended April 4, 2026 The Brand House Collective, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 4)	26 Weeks Ended June 27, 2026 The Container Store Group, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 7)	Six Months Ended June 30, 2026 Unaudited Pro Forma Condensed Combined Statements of Operations
Net revenue	$608,914	$64,996			$337,694	$-		$1,011,604
Cost of goods sold	453,035	45,739			166,844	-		665,618
Gross profit	155,879	19,257	-		170,850	-		345,986
Operating expenses:
Sales and marketing	75,418	14,785	1,082	4(e)	18,859	-		110,144
Technology	45,548	2,262	172	4(e)	15,732	4,486	7(d)	66,617
						(1,583)	7(d)
General and administrative	72,390	30,240	(2,460)	4(k)	185,929	(5,965)	7(c)	288,618
			213	4(e)	-	(4,236)	7(d)
			500	4(d)	-	12,007	7(d)
Customer service and merchant fees	20,597				-			20,597
Other operating expense (income), net								-
Long-lived asset impairment		5,147			9,559			14,706
Indefinite-lived asset impairment charges					3,009			3,009
Gain on lease termination					(3,542)			(3,542)
Other operating income , net	3,016				10,018			13,034
Gain on disposal of assets					(64)			(64)
Total operating expenses	216,969	52,434	(493)		239,500	4,709		513,119
Operating loss	(61,090)	(33,177)	493		(68,650)	(4,709)		(167,133)
Interest income (expense), net	2,479	(1,350)	375	4(b)	(13,906)	880	7(a)	(4,184)
			821	4(i)	-	9,895	7(e)
			(578)	4(i)	-	(2,800)	7(f)
Other income (expense), net	449	40	1,520	4(j)	-	-		2,009
Loss before income taxes	(58,162)	(34,487)	2,631		(82,556)	3,266		(169,308)
Provision for income taxes	(2,267)	525	-	4(l)	22,155	-	7(i)	20,413
Net loss	(55,895)	(35,012)	2,631		(104,711)	3,266		(189,721)

Net loss per share of common stock:
Basic	$(0.78)							$(2.22)
Diluted	$(0.78)							$(2.22)
Weighted average shares of common stock outstanding:
Basic	71,693							85,550
Diluted	71,693							85,550

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations
(in thousands)

	The Year ended December 31, 2025 Bed Bath & Beyond, Inc. (Historical)	The 52 Weeks Ended January 31, 2026 The Brand House Collective, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 4)	The Fiscal Year Ended March 28, 2026 The Container Store Group, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 7)	The year ended December 31, 2025 Unaudited Pro Forma Condensed Combined Statements of Operations
Net revenue	$1,044,616	$395,782	$(2,417)	4(a)	$670,096	$-		$2,108,077
Cost of goods sold	787,094	250,217	(1,651)	4(a)	330,061	263	7(b)	1,365,984
Gross profit	257,522	145,565	(766)		340,035	(263)		742,093
Operating expenses:
Sales and marketing	143,356	62,519	3,848	4(e)	35,546	-		245,269
Technology	90,276	9,620	1,214	4(e)	36,135	14,319	7(d)	139,354
						(12,210)	7(d)
General and administrative	53,569	121,127	(645)	4(k)	361,238	(6,457)	7(c)	536,743
			2,165	4(c)	-	18,667	7(d)
			295	4(e)	-	(15,919)	7(d)
			2,001	4(d)	-	706	7(g)
					-	(4)	7(h)
Customer service and merchant fees	37,324	-	-		-	-		37,324
Other operating expense (income), net	(5,790)	-	-		-	-		(5,790)
Indefinite-lived asset impairment charges					3,009	-		3,009
Gain on lease termination, net					(2,423)	-		(2,423)
Other expenses					16,978	-		16,978
(Gain) loss on disposal of assets					(64)	-		(64)
Gain on sale of internally developed intangible assets	-	(10,000)	10,000	4(h)	-	-		-
Asset impairment	-	2,013	-		8,815	-		10,828
Total operating expenses	318,735	185,279	18,878		459,234	(898)		981,228
Operating loss	(61,213)	(39,714)	(19,644)		(119,199)	635		(239,135)
Interest income (expense), net	5,052	(6,024)	1,873	4(b)	(21,316)	1,084	7(a)	(9,017)
			2,879	4(i)	-	13,968	7(e)
			(933)	4(i)	-	(5,600)	7(f)
Other (expense) income, net	(27,635)	230	5,193	4(j)	-	-		(21,499)
			622	4(g)	-	-
			91	4(f)	-	-
Loss before income taxes	(83,796)	(45,508)	(9,919)		(140,515)	10,087		(269,651)
Provision for income taxes	825	358	-	4(l)	(639)	-	7(i)	544
Net loss	(84,621)	(45,866)	(9,919)		(139,876)	10,087		(270,195)
Net loss per share of common stock:
Basic	$(1.41)							$(3.51)
Diluted	$(1.41)							$(3.51)
Weighted average shares of common stock outstanding:
Basic	60,130							76,940
Diluted	60,130							76,940

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended, and is presented for illustrative purposes only. The adjustments included in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the effects of the Business Combinations on BBBY. The historical financial information of BBBY, TBHC and TCS has been prepared in accordance with U.S. GAAP.

The Business Combinations will be accounted for using the acquisition method of accounting in accordance with ASC 805, Business Combinations (ASC 805), with BBBY treated as the accounting acquirer. Under the acquisition method, the consideration transferred for each Business Combination will be allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the applicable acquisition date. Any excess of the consideration transferred over the estimated fair value of the identifiable net assets acquired will be recognized as goodwill.

The purchase accounting reflected in the unaudited pro forma condensed combined financial information is preliminary and has been prepared based on estimates and assumptions made by BBBY's management. The final determination of the fair values of the assets acquired and liabilities assumed, the allocation of purchase consideration, and the evaluation of accounting policies for conformity may differ materially from the amounts presented herein. Accordingly, preliminary purchase price allocations and related pro forma adjustments are subject to change.

In determining the preliminary estimates of the fair values of the assets acquired and liabilities assumed, BBBY utilized publicly available information, market data and other assumptions that BBBY believes are reasonable under the circumstances. There can be no assurance that the final valuations will not differ materially from the preliminary estimates reflected herein. Changes in the estimated fair values of assets acquired and liabilities assumed may result in changes to the allocation of purchase consideration, including the amount assigned to goodwill, and may affect future depreciation and amortization expense.

The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities, cost savings, operating synergies, revenue enhancements, restructuring activities, or other benefits or costs that may result from the Business Combinations, except to the extent required by Article 11 of Regulation S-X. The pro forma adjustments represent BBBY's best estimates based on information currently available and assumptions that BBBY believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved had the Business Combinations occurred on the dates assumed. Further, the unaudited pro forma condensed combined financial information is not necessarily indicative of BBBY's future results of operations or financial position following the Business Combinations.

The unaudited pro forma condensed combined financial information gives effect to Business Combinations and includes the following:

•	Reclassifications to conform the historical financial statement presentation of TBHC and TCS to BBBY's financial statement presentation (the “Reclassification Adjustments”); and

•
Transaction accounting adjustments to reflect the preliminary allocation of purchase consideration to the identifiable assets acquired and liabilities assumed and estimated transaction costs directly attributable to the Business Combinations in accordance with ASC 805 (the “Transaction Accounting Adjustments”);

Management utilized the unaudited consolidated balance sheet of TCS as of June 27, 2026 in preparing the unaudited pro forma condensed combined balance sheet, as it represents the closest balance sheet date to the July 8, 2026 acquisition date. For pro forma purposes, certain transaction accounting adjustments were applied to reflect transactions occurring between June 27, 2026 and July 8, 2026:

a.
To reflect the issuance of the $7.5 million short-term promissory note by BBBY to TCS. The promissory note was issued after June 27, 2026, but prior to the consummation of the TCS Merger, and represented a preexisting relationship between BBBY and TCS as of acquisition date. Upon consummation of the TCS Merger, the promissory note was settled as the preexisting relationship, which resulted in a reduction of the purchase consideration transferred in accordance with ASC 805. See Note 6(a).

b.
To reflect $12.9 million of additional interest and fees related to TCS’ debt incurred after June 27, 2026, but prior to the consummation of the TCS Merger, which were settled upon the consummation of the TCS Merger as part of the debt settlement. See Note 6(b).

Effective January 28, 2025, TCS Holdings became the direct holding company of TCS in connection with TCS’ emergence from bankruptcy pursuant to its Plan of Reorganization. TCS Holdings has no material assets other than its ownership of 100% of the outstanding capital stock of TCS and conducts no independent operations and has no revenues or employees of its own.  The historical unaudited consolidated financial statements of TCS as of and for the 13 weeks ended June 27, 2026, as included in Amendment No. 1 to BBBY's Current Report on Form 8-K. The audited consolidated financial statements of TCS as of and for the fiscal year ended March 28, 2026 are included as Exhibit 99.1 to BBBY’s Current Report on Form 8-K filed with the SEC on July 27, 2026. As the financial statements of TCS Holdings are not included in this current report, their exclusion had no effect on the pro forma net loss per share for the six months ended June 30, 2026 and the year ended December 31, 2025.

2. Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, BBBY management performed a preliminary review of the financial information of the acquired companies to identify differences in accounting policies and financial statement presentation as compared to those of BBBY. At the time of preparing the unaudited pro forma condensed combined financial information, other than the reclassification adjustments described herein, BBBY is not aware of any other material differences. However, BBBY will continue to perform its detailed review of the accounting policies of the acquired companies. Upon completion of that review, differences may be identified between the accounting policies of BBBY and those of the acquired companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

The following tables present TBHC's historical consolidated statement of operations for the 13 weeks ended April 4, 2026 and historical consolidated statement of operations for the year ended January 31, 2026, reclassified to conform to BBBY's financial statement presentation. The Reclassification Adjustments do not affect TBHC's historical net loss, total assets, total liabilities, or total stockholders' equity.

Unaudited Reclassified Condensed Combined Statements of Operations
For the 13 Weeks Ended April 4, 2026
(in thousands)
Bed Bath & Beyond, Inc.	The Brand House Collective, Inc.	The Brand House Collective, Inc.	Reclassification Adjustments	Notes	The Brand House Collective, Inc. (Historical, adjusted for reclassifications)
Net revenue	Net sales	$64,996	$-		$64,996
Cost of goods sold	Cost of sales	60,047	(14,308)	(a)	45,739
Gross profit	Gross profit	4,949	14,308		19,257
Operating expenses:	Operating expenses:
Sales and marketing		-	14,308	(a)	14,785
			442	(b)
			35	(c)
Technology		-	777	(b)	2,262
			1,258	(c)
			227	(d)
General and administrative		-	19,013	(b)	30,240
			10,946	(c)
			281	(d)
Customer service and merchant fees		-			-
	Compensation and benefits	20,232	(20,232)	(b)	-
Other operating expenses (income), net	Other operating expenses	12,239	(12,239)	(c)	-
	Depreciation (exclusive of depreciation included in cost of sales)	508	(508)	(d)	-
	Asset impairment	5,147	-		5,147
Total operating expenses	Total operating expenses	38,126	14,308		52,434
Operating loss	Operating loss	(33,177)	-		(33,177)
Interest income, net		-	(1,350)	(e)	(1,350)
	Interest expense	(1,350)	1,350	(e)	-
Other income (expense), net	Other income	40	-		40
Loss before income taxes	Loss before income taxes	(34,487)	-		(34,487)
Provision for income taxes	Income tax expense (benefit)	525	-		525
Net loss	Net loss	$(35,012)	$-		$(35,012)

(a)	Reclassification of TBHC's store occupancy expenses from TBHC's “Cost of sales” to BBBY's “Sales and marketing.”

(b)	Reclassification of TBHC's “Compensation and benefits” to BBBY's “Sales and marketing,” “Technology,” and “General and administrative”.

(c)	Reclassification of TBHC 's “Other operating expenses” to BBBY's “Sales and marketing,” “Technology,” and “General and administrative.”

(d)	Reclassification of TBHC 's “Depreciation (exclusive of depreciation included in cost of sales)” to BBBY's “Technology,” and “General and administrative.”

(e)	Reclassification of TBHC 's “Interest expense” to BBBY's “Interest income, net.”

Unaudited Reclassified Condensed Combined Statements of Operations
For the 52 Weeks Ended January 31, 2026
(in thousands)

Bed Bath & Beyond, Inc.	The Brand House Collective, Inc.	The Brand House Collective, Inc.	Reclassification Adjustments	Notes	The Brand House Collective, Inc. (Historical, adjusted for reclassifications)
Net revenue	Net sales	$395,782	$-		$395,782
Cost of goods sold	Cost of sales	310,709	(60,492)	(a)	250,217
Gross profit	Gross profit	85,073	60,492		145,565
Operating expenses:	Operating expenses:
Sales and marketing		-	60,492	(a)	62,519
			1,549	(b)
			478	(c)
Technology		-	2,926	(b)	9,620
			4,828	(c)
			1,866	(d)
General and administrative		-	72,341	(b)	121,127
			48,333	(c)
			453	(d)
Customer service and merchant fees		-	-		-
	Compensation and benefits	76,816	(76,816)	(b)	-
Other operating expenses (income), net	Other operating expenses	53,639	(53,639)	(c)	-
	Depreciation (exclusive of depreciation included in cost of sales)	2,319	(2,319)	(d)	-
	Gain on sale of internally developed intangible assets	(10,000)	-		(10,000)
	Asset impairment	2,013	-		2,013
Total operating expenses	Total operating expenses	124,787	60,492		185,279
Operating loss	Operating loss	(39,714)	-		(39,714)
Interest income, net		-	(6,024)	(e)	(6,024)
	Interest expense	(6,024)	6,024	(e)	-
Other income (expense), net	Other income	230	-		230
Loss before income taxes	Loss before income taxes	(45,508)	-		(45,508)
Provision for income taxes	Income tax expense (benefit)	358	-		358
Net loss	Net loss	$(45,866)	$-		$(45,866)

(a)	Reclassification of TBHC's store occupancy expenses from TBHC's “Cost of sales” to BBBY's “Sales and marketing.”

(b)	Reclassification of TBHC's “Compensation and benefits” to BBBY's “Sales and marketing,” “Technology,” and “General and administrative”.

(c)	Reclassification of TBHC 's “Other operating expenses” to BBBY's “Sales and marketing,” “Technology,” and “General and administrative.”

(d)	Reclassification of TBHC 's “Depreciation (exclusive of depreciation included in cost of sales)” to BBBY's “Technology,” and “General and administrative.”

(e)	Reclassification of TBHC 's “Interest expense” to BBBY's “Interest income, net.”

The following tables present TCS’ historical balance sheet as of June 27, 2026, and historical consolidated statement of operations for the six months and fiscal year ended June 27, 2026, reclassified to conform to BBBY's financial statement presentation. The Reclassification Adjustments do not affect TCS’ historical net loss, total assets, total liabilities, or stockholders' equity.

Unaudited Reclassified Condensed Combined Balance Sheet as of June 27, 2026
 (in thousands)

Bed Bath & Beyond, Inc.	The Container Store Group, Inc.	The Container Store Group, Inc.	Reclassification Adjustments	Notes	The Container Store Group,Inc. (Historical, adjusted for reclassifications)
Assets
Current assets:
Cash and cash equivalents	Cash	$29,255	$-		$29,255
Restricted cash		-	-		-
Accounts receivable, net of allowance for credit losses	Accounts receivable, net	18,594	-		18,594
Inventories	Inventory	144,610	-		144,610
Prepaid expenses and other current assets	Prepaid expenses	12,521	3,391	(a)	15,912
	Income taxes receivable	752	(752)	(a)	-
	Other current assets	2,639	(2,639)	(a)	-
Total current assets		208,371	-		208,371
Property and equipment, net	Property and equipment, net	81,025	-		81,025
Intangible assets, net	Trade names	19,611	-		19,611
Goodwill	Goodwill	2,451	-		2,451
Equity securities, including securities measured at fair value		-	-		-
Operating lease right-of-use assets	Noncurrent operating lease right-of-use assets	255,325	-		255,325
	Deferred financing costs, net	762	(762)	(b)	-
Other long-term assets, net including securities measured at fair value	Other assets	4,861	762	(b)	5,623
Total assets		$572,406	$-		$572,406
Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable	Accounts payable	$44,466	$-		$44,466
Accrued liabilities	Accrued liabilities	71,018	187	(c)	71,205
Unearned revenue		-			-
Operating lease liabilities, current	Current operating lease liabilities	59,431	-		59,431
Short-term debt, net	Current portion of long-term debt	282	-		282
	Income taxes payable	187	(187)	(c)	-
Total current liabilities		175,384	-		175,384
Long-term debt, net	Long-term debt	82,551			82,551
	Long-term debt, related party	221,748			221,748
Operating lease liabilities, non-current	Noncurrent operating lease liabilities	234,551	-		234,551
	Noncurrent deferred tax liabilities, net	7,848	(7,848)	(d)	-
Other long-term liabilities, including commitments measured at fair value	Other long-term liabilities	8,219	7,848	(d)	16,067
Total liabilities		730,301	-		730,301
Stockholders’ equity (deficit):
Preferred stock	Preferred stock	-	-		-
Common stock	Common stock	-	-		-
Additional paid‑in capital	Additional paid‑in capital	11,311	-		11,311
Accumulated deficit	Retained deficit	(179,869)	-		(179,869)
Accumulated other comprehensive loss	Accumulated other comprehensive income	10,663			10,663
Treasury stock at cost		-	-		-
Total stockholders’ equity (deficit) attributable to stockholders of Bed Bath & Beyond, Inc.		(157,895)	-		(157,895)
Equity attributable to noncontrolling interests		-	-		-
Total stockholders’ equity (deficit)		(157,895)	-		(157,895)
Total liabilities and stockholders’ equity (deficit)		$572,406	$-		$572,406

(a)	Reclassification of TCS’ “Income taxes receivable,” and “Other current assets” to BBBY's “Prepaid expenses and other current assets.”

(b)	Reclassification of TCS’ “Deferred financing costs, net” to BBBY's “Other long-term assets, net including securities measured at fair value.”

(c)	Reclassification of TCS’ “Income taxes payable” to BBBY's “Accrued liabilities.”

(d)	Reclassification of TCS’ “Noncurrent deferred tax liabilities, net” to BBBY's “Other long-term liabilities, including commitments measured at fair value.”

Unaudited Reclassified Condensed Combined Statements of Operations
For the 26 Weeks Ended June 27, 2026
(in thousands)

		13 Weeks Ended March 28, 2026			13 Weeks Ended June 27, 2026			26 Weeks Ended June 27, 2026
Bed Bath & Beyond, Inc.	The Container Store Group, Inc.	The Container Store Group, Inc.	Reclassification Adjustments	Notes	The Container Store Group, Inc.	Reclassification Adjustments	Notes	The Container Store Group, Inc. (Historical, adjusted for reclassifications)
Net revenue	Net sales	$160,179	$-		$177,515	$-		$337,694
Cost of goods sold	Cost of sales (excluding depreciation and amortization)	85,713	-		81,131	-		166,844
Gross profit	Gross profit	74,466	-		96,384	-		170,850
Operating expenses	Operating expenses
Sales and marketing		-	10,073	(e)	-	8,786	(e)	18,859
Technology		-	6,084	(e)	-	6,577	(e)	15,732
			1,488	(g)	-	1,583	(g)
General and administrative		-	88,292	(e)	-	88,218	(e)	185,929
			106	(f)	-	98	(f)
			4,979	(g)	-	4,236	(g)
Customer service and merchant fees		-	-		-	-		-
Other operating expenses (income), net		-	-		-	-		-
	Selling, general, and administrative expenses (excluding depreciation and amortization)	104,449	(104,449)	(e)	103,581	(103,581)	(e)	-
	Pre-opening costs	106	(106)	(f)	98	(98)	(f)	-
	Depreciation and amortization	6,467	(6,467)	(g)	5,819	(5,819)	(g)	-
	Long-lived asset impairment	8,815			744			9,559
	Indefinite-lived asset impairment charges	3,009			-			3,009
	Gain on lease termination	(1,423)	-		(2,119)	-		(3,542)
	Other expenses (gain)	5,935	-		4,083	-		10,018
	(Gain) loss on disposal of assets	(64)	-		-	-		(64)
Total operating expenses		127,294	-		112,206	-		239,500
Operating loss	Loss from operations	(52,828)	-		(15,822)	-		(68,650)
Interest income, net		-	(6,234)	(h)	-	(7,672)	(h)	(13,906)
	Interest expense, net	(6,234)	6,234	(h)	(7,672)	7,672	(h)	-
Other income (expense), net					-			-
Loss before income taxes	Loss before taxes	(59,062)	-		(23,494)	-		(82,556)
Provision for income taxes	Provision (benefit) for income taxes	22,169	-		(14)	-		22,155
Net loss	Net loss	$(81,231)	$-		$(23,480)	$-		$(104,711)

(e)	Reclassification of TCS’ “Selling, general, and administrative expenses” to BBBY's “Sales and marketing”, “Technology” and “General and administrative”

(f)	Reclassification of TCS’ “Pre-opening costs” to BBBY's “General and administrative”

(g)	Reclassification of TCS’ “Depreciation and amortization” to BBBY's “Technology” and “General and administrative”

(h)	Reclassification of TCS’ “Interest expense” to BBBY's “Interest income, net”

Unaudited Reclassified Condensed Combined Statements of Operations
For The Year Ended March 28, 2026

(in thousands)

Bed Bath & Beyond, Inc.	The Container Store Group, Inc.	The Container Store Group, Inc.	Reclassification Adjustments	Notes	The Container Store Group, Inc. (Historical, adjusted for reclassifications)
Net revenue	Net sales	$670,096	$-		$670,096
Cost of goods sold	Cost of sales (excluding depreciation and amortization)	330,061	-		330,061
Gross profit	Gross profit	340,035	-		340,035
Operating expenses	Operating expenses:
Sales and marketing		-	35,546	(e)	35,546
Technology		-	23,925	(e)	36,135
			12,210	(g)
General and administrative		-	345,040	(e)	361,238
			279	(f)
			15,919	(g)
Customer service and merchant fees		-	-		-
Other operating expenses (income), net		-	-		-
	Selling, general, and administrative expenses (excluding depreciation and amortization)	404,511	(404,511)	(e)	-
	Indefinite-lived asset impairment charges	3,009	-		3,009
	Pre-opening costs	279	(279)	(f)	-
	Depreciation and amortization	28,129	(28,129)	(g)	-
	Long-lived asset impairment charges	8,815	-		8,815
	Gain on lease termination, net	(2,423)	-		(2,423)
	Other expenses	16,978	-		16,978
	(Gain) loss on disposal of assets	(64)	-		(64)
Total operating expenses		459,234	-		459,234
Operating loss	Loss from operations	(119,199)	-		(119,199)
Interest income, net		-	(21,316)	(h)	(21,316)
	Interest expense, net	(21,316)	21,316	(h)	-
Other income (expense), net			-		-
Loss before income taxes	Loss before taxes	(140,515)	-		(140,515)
Provision for income taxes	Provision (benefit) for income taxes	(639)	-		(639)
Net loss	Net loss	$(139,876)	$-		$(139,876)

(e)	Reclassification of TCS’ “Selling, general, and administrative expenses” to BBBY's “Sales and marketing”, “Technology” and “General and administrative”

(f)	Reclassification of TCS’ “Pre-opening costs” to BBBY's “General and administrative”

(g)	Reclassification of TCS’ “Depreciation and amortization” to BBBY's “Technology” and “General and administrative”

(h)	Reclassification of TCS’ “Interest expense” to BBBY's “Interest income, net”

3. Purchase Price and Purchase Price Allocation — TBHC

Management performed a preliminary estimation of the fair value of the TBHC assets and liabilities as of the acquisition date. As of the date of this current report, BBBY is still in the process of evaluating the various assumptions of the valuation studies necessary to arrive at the required estimates of the fair value of the TBHC assets acquired and liabilities assumed and the related purchase price allocation. The preliminary fair value estimates are subject to change based on the final valuations. The estimated preliminary fair values of the TBHC assets and liabilities are based on discussions with TBHC’s management, preliminary valuation studies, the transaction due diligence, and information presented in TBHC financial statements. The final purchase price and purchase price allocation may be different than the information that is presented herein, and such differences could be material.

Purchase Price

The following table summarizes the purchase price (in thousands, except shares and per share price):

(in thousands, except shares)
TBHC's shares outstanding as of April 2, 2026	22,508,285
Existing shares in TBHC held by BBBY	(8,934,461)
TBHC's shares outstanding as of April 2, 2026, excluding shares owned by BBBY	13,573,824
Exchange ratio as per TBHC Merger Agreement	0.1993
Total estimated outstanding shares	2,705,263
BBBY's stock price as of April 2, 2026	$4.62
Share consideration	$12,498
Add: Accelerated vesting of equity awards	1,145
Add: Settlement of indebtedness	10,000
Add: Settlement of preexisting relationships	48,246
Fair value of consideration transferred	$71,889

Preliminary Estimated Purchase Price Allocation

The following table summarizes the allocation of the estimated fair value of the purchase consideration to the assets acquired and liabilities assumed (in thousands):

(in thousands)
Inventories	56,194
Prepaid expenses and other current assets	7,076
Property and equipment	34,128
Operating lease right-of-use assets	121,731
Other long-term assets	2,477
Total assets	221,606
Accounts payable	53,887
Accrued liabilities	18,643
Unearned revenue	143
Operating lease liabilities, current	33,520
Long-term debt	6,811
Operating lease liabilities, non-current	85,699
Other liabilities	6,317
Net assets acquired	16,586
Total purchase consideration	$71,889
Less: Fair value of previously held equity interest	(8,398)
Goodwill	$63,701

4. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations — TBHC

The following pro forma transaction accounting adjustments reflect BBBY's preliminary estimates and assumptions related to the TBHC Merger. The final determination of the fair values of the assets acquired and liabilities assumed and the allocation of purchase consideration, may differ materially from the amounts presented herein. Accordingly, these transaction accounting adjustments are subject to change as additional information becomes available during the measurement period.

Pro Forma Transaction Accounting Adjustments:

(a)
To reflect the elimination of $0.8 million in collaboration fee revenue recognized by BBBY from their collaboration agreement with TBHC. In addition, this adjustment reflects the elimination of $1.7 million in each of net revenue and cost of goods sold, related to inventory sold by BBBY to TBHC as this would be considered intercompany and eliminated in consolidation.

(b)	To reflect the elimination of the historical amortization of deferred debt issuance costs related to Bank of America debt and BBBY related party debt in connection with the TBHC Acquisition.

(c)
To reflect the recognition of $2.2 million of nonrecurring expense incurred in connection with the TBHC Merger that were not reflected in the historical statements of operations. These transaction costs are primarily comprised of investment banking fees, legal fees and other related advisory costs, and directors’ and officers’ liability tail insurance.

(d)
To reflect the incremental adjustment to eliminate historical operating lease expense and record operating lease expense based on the adjusted lease schedule, reflecting the remeasurement of operating lease right-of-use assets, including favorable lease assets, current operating lease liabilities, and non-current operating lease liabilities using the combined entity's incremental borrowing rate as of the acquisition date.

(e)
To reflect the incremental depreciation expense resulting from the property and equipment fair value adjustment, based on the estimated acquisition-date fair value and the estimated remaining useful lives.

(f)	To reflect the gain recognized from remeasuring BBBY's previously held equity interest in TBHC to its acquisition-date fair value.

(g)	To reflect the elimination of the change in the fair value of the delayed draw commitment, as the commitment represents an intercompany lending arrangement upon consolidation.

(h)	To reflect the elimination of TBHC’s gain on sale of internally developed intangible assets sold to BBBY as this would be considered intercompany and eliminated in consolidation.

(i)
To reflect the elimination of interest expense associated with the $10.0 million of Bank of America debt repaid in connection with the TBHC Merger, and the elimination of intercompany interest expense and the corresponding intercompany interest income related to the debt between BBBY and TBHC, as the intercompany debt and related interest would be eliminated in consolidation.

(j)	To reflect the elimination of the historical equity investment gain related to TBHC which became a wholly owned subsidiary upon the acquisition.

(k)	To reflect the elimination of compensation expense related to TBHC RSU equity awards that accelerated upon the acquisition date.

(l)	No pro forma tax adjustment has been recorded, as the impact to the unaudited pro forma condensed consolidated statement of operations is not material.

5. Purchase Price and Purchase Price Allocation — TCS

Management performed a preliminary estimation of the fair value of the TCS assets and liabilities as of the acquisition date. As of the date of this current report, BBBY is still in the process of evaluating the various assumptions of the valuation studies necessary to arrive at the required estimates of the fair value of the TCS assets acquired and liabilities assumed and the related purchase price allocation. The preliminary fair value estimates are subject to change based on the final valuations. The estimated preliminary fair values of the TCS assets and liabilities are based on discussions with TCS’ management, preliminary valuation studies, the transaction due diligence, and information presented in TCS financial statements. The final purchase price and purchase price allocation may be different than the information that is presented herein, and such differences could be material.

Purchase Price

The following table summarizes the purchase price (in thousands, except shares and per share price):

(in thousands, except shares)
BBBY common stock issued	13,714,287
BBBY's closing share price of $5.37 on July 8, 2026, net of a $0.43 per share discount for lack of marketability applied to the unregistered shares issued	$4.94
Share consideration	$67,749
Add: Fair value of Convertible Notes issued	108,470
Add: Settlement of preexisting relationships	(7,500)
Fair value of consideration transferred	$168,719

Preliminary Estimated Purchase Price Allocation

The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

(in thousands)
Cash and cash equivalents	$21,755
Accounts receivable	18,594
Inventories	144,873
Prepaid expenses and other current assets	15,912
Property and equipment	142,312
Intangible assets	21,798
Operating lease right-of-use assets	299,149
Other long-term assets	4,861
Total assets	669,254
Accounts payable	44,466
Accrued liabilities	71,911
Operating lease liabilities, current	60,444
Short-term debt, net	282
Long-term debt, net	78,200
Operating lease liabilities, non-current	238,550
Other long-term liabilities, including commitments measured at fair value	34,057
Net assets acquired	141,344
Total purchase consideration	$168,719
Goodwill	$27,375

6. Adjustments to the Unaudited Pro Forma Combined Balance Sheet — TCS

The following pro forma transaction accounting adjustments reflect BBBY's preliminary estimates and assumptions related to the TCS Merger. The final determination of the fair values of the assets acquired and liabilities assumed and the allocation of purchase consideration, may differ materially from the amounts presented herein. Accordingly, these transaction accounting adjustments are subject to change as additional information becomes available during the measurement period.

Pro Forma Transaction Accounting Adjustments:

(a)
To reflect the issuance of the $7.5 million short-term promissory note by BBBY to TCS on TCS’s balance sheet as of June 27, 2026. The corresponding entry was already recorded by BBBY as of June 30, 2026. The promissory note was issued on June 29, 2026 and represented a preexisting relationship between BBBY and TCS as of the acquisition date. Upon consummation of the TCS Merger, the promissory note was settled as the preexisting relationship, which resulted in a reduction of the purchase consideration transferred in accordance with ASC 805.

(b)
To reflect $12.9 million of additional interest and fees related to TCS’ debt incurred after June 27, 2026, but prior to the consummation of the TCS Merger, which were settled upon the consummation of the TCS Merger as part of the debt settlement.

(c)
To reflect the recognition of an accrued liability of $0.7 million for the transaction bonus obligation assumed by BBBY as part of the TCS Merger, which will be settled through the issuance of 142,857 shares of BBBY Common Stock at the price of $4.94 per share.

(d)	To reflect the elimination of TCS’ historical common stock, additional paid-in capital, accumulated deficit, and accumulated other comprehensive loss as of the acquisition date.

(e)
To reflect the settlement of TCS indebtedness of $244.8 million through the issuance of Convertible Notes with a fair value of $108.4 million to TCS debt holders,  the issuance of BBBY Common Stock with a fair value of $67.7 million, and the settlement of $7.5 million of notes representing a preexisting relationship, with the corresponding offset of $68.6 million recorded to goodwill. The repayment of the TCS indebtedness is included in consideration transferred because the debt agreements required repayment upon the occurrence of a change in control effected by the TCS Merger, and the TCS Merger Agreement required settlement of the indebtedness as a condition to closing. Accordingly, in accordance with ASC 805, the settlement of the TCS indebtedness is accounted for as consideration transferred in the TCS Merger.

(f)	To reflect the write-off of $6.5 million of unamortized deferred debt issuance costs resulting from BBBY's payment to extinguish TCS’ outstanding indebtedness upon the closing of the TCS Merger.

(g)
To reflect the fair value incremental adjustment of $0.3 million to inventory, based on an estimated fair value of $144.9 million. The related fair value adjustment is assumed to be recognized through cost of sales over TCS’ historical inventory turnover period of approximately five months.

(h)
To reflect an incremental adjustment to remeasure the acquired operating lease right-of-use assets and current and non-current operating lease liabilities using the combined entity's incremental borrowing rate as of the acquisition date, resulting in operating lease right-of-use assets and corresponding operating lease liabilities of $299.0 million.

(i)
To reflect an incremental fair value adjustment of $61.3 million to property and equipment, consisting of adjustments to owned real property, valued using the cost and market approach, and personal property, valued using the replacement cost approach, to their acquisition-date fair values of $25.4 million and $116.9 million, respectively.

PPE Class	Fair Value as of July 8, 2026
(in thousands)
Land and buildings	$25,392
Furniture and fixtures	14,555
Machinery and equipment	34,438
Computer software and equipment	25,933
Leasehold improvements	30,509
Construction in progress	10,885
Other	600
Total	$142,312

(j)
To reflect an incremental fair value adjustment of $2.2 million to identifiable intangible assets to their preliminary estimated acquisition-date fair value of $21.8 million, consisting of the TCS trademark and Elfa trademark with preliminary estimated fair values of $9.7 million and $12.1 million, respectively. Both trademarks were valued using the relief-from-royalty method and are considered to have indefinite useful lives.

(k)	To reflect a $0.2 million adjustment to the operating lease right-of-use assets to reflect favorable lease terms relative to market terms as of the acquisition date.

(l)
To reflect the settlement of BBBY's participation interests in the TCS term loan acquired from certain TCS debt holders in November 2025 and January 2026. Pursuant to the participation agreements, such debt holders granted BBBY rights to receive specified principal and interest payments associated with the underlying TCS term loan. The settlement of BBBY's participation interests with the TCS debt holders resulted in an increase in cash of $6.5 million, a decrease in treasury shares of $1.4 million, a decrease in Convertible Notes of $1.3 million, increase of the participation receivable of $0.5 million related to the accrued interest, derecognition of the participation receivable of $9.1 million, and recognition of a gain on settlement of less than $0.1 million.

(m)	To reflect the recognition of a deferred tax liability of $18.0 million as of the acquisition date.

7. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations — TCS

The following pro forma transaction accounting adjustments reflect BBBY's preliminary estimates and assumptions related to the TCS Merger. The final determination of the fair values of the assets acquired and liabilities assumed and the allocation of purchase consideration, may differ materially from the amounts presented herein. Accordingly, these transaction accounting adjustments are subject to change as additional information becomes available during the measurement period.

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect the elimination of the historical amortization of debt issuance costs related to indebtedness that was settled in connection with the TCS Merger.

(b)
To reflect the amortization of the inventory fair value adjustment. For purposes of the unaudited pro forma condensed consolidated financial information, the inventory fair value adjustment is assumed to be recognized over TCS’ historical inventory turnover period of approximately five months.

(c)
To reflect the incremental adjustment to eliminate historical operating lease expense and record operating lease expense based on the adjusted lease schedule, reflecting the remeasurement of operating lease right-of-use assets, including favorable lease assets, current operating lease liabilities, and non-current operating lease liabilities using the combined entity's incremental borrowing rate as of the acquisition date.

(d)
To reflect the incremental depreciation expense resulting from the property and equipment fair value adjustment, based on the estimated acquisition-date fair value and the estimated remaining useful lives.

(e)	To reflect the elimination of historical interest expense associated with TCS’ debt that was settled by BBBY in connection with the closing of the TCS Merger.

(f)	To reflect interest expense related to the Convertible Notes issued in connection with the TCS Merger.

(g)
To reflect compensation expense of $0.7 million related to the transaction bonus obligation assumed by BBBY in connection with the TCS Merger, which was settled through the issuance of 142,857 shares of BBBY Common Stock.

(h)	To reflect the gain of less than $0.1 million recognized on the settlement of BBBY's participation interest in the TCS term loan in connection with the closing of the TCS Merger.

(i)	No pro forma tax adjustment has been recorded, as the impact to the unaudited pro forma condensed consolidated statement of operations is not material

8. Pro forma basic and diluted weighted average common shares outstanding

Pro forma basic and diluted weighted average common shares outstanding have been adjusted for the following:

Six Months Ended
June 30, 2026
Historical weighted average number of BBBY's shares outstanding - basic and diluted	71,693
Impact of issuance of BBBYs shares to TCS debt holders assuming issuance as of January 1, 2025	13,714
Impact of the issuance of BBBY shares to settle the transaction bonus as of January 2, 2025	143
Pro forma weighted average number of BBBY's shares outstanding - basic and diluted*	85,550

Year Ended
December 31, 2025
Historical weighted average number of BBBY's shares outstanding - basic and diluted	60,130
Impact of issuance of BBBYs shares to TBHC shareholders assuming issuance as of January 1, 2025	2,705
Impact of issuance of BBBYs shares for accelerated TBHC's RSUs assuming acceleration as of January 1, 2025	248
Impact of issuance of BBBYs shares to TCS debt holders assuming issuance as of January 1, 2025	13,714
Impact of the issuance of BBBY shares to settle the transaction bonus as of January 2, 2025	143
Pro forma weighted average number of BBBY's shares outstanding - basic and diluted*	76,940

*The computation of the pro forma weighted average number of BBBY's shares outstanding - basic and diluted for the six months ended June 30, 2026 and the year ended December 31, 2025 excludes the shares issuable upon conversion of the Convertible Notes, as their inclusion would have been anti-dilutive.